EXHIBIT 10.1

CÜR MEDIA, INC.

FIRST AMENDMENT TO

2014 EQUITY INCENTIVE PLAN

Pursuant to Sections 4(a) and 12(b)(i) of the CÜR Media, Inc. 2014 Equity Incentive Plan (the “Plan”), the Board of Directors hereby amends the Plan as set forth below. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning given to them in the Plan.

1.  Subsection 6(a) of the Plan is amended in its entirety to read as follows:

“(a)           Plan Reserve.  An aggregate of Four Million Two Hundred Fifty Thousand (4,250,000) Shares are reserved for issuance under this Plan, all of which may be issued as any form of Award; provided, however, that Awards for a maximum of Four Hundred Thousand (400,000) Shares may be granted during the first twelve (12) months following the Effective Date of this Plan to Tom Brophy, the Company’s intended President and Chief Executive Officer.”

2.  All other terms and provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this First Amendment has been executed by order of the Board of Directors of CÜR Media, Inc. as of April 21, 2014.

CÜR MEDIA, INC.

By:	/s/ Thomas Brophy
Name: Thomas Brophy
Title: Chief Executive Officer